                                                                     EXHIBIT 28G

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                     First USA Bank, National Association

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1997-U
                               February 12, 2001

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1997-U Supplement dated as of October 1, 1997 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the February 15, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

   1.  The total amount of the distribution to Class A
       Adjusted Certificateholders on the Payment Date per
       $1,000 interest.                                       $           4.998

   2.  The amount of the distribution set forth in paragraph
       1 above in respect of principal on the Class A
       Adjusted Certificates, per $1,000 interest             $           0.000

   3.  The amount of the distribution set forth in paragraph
       1 above in respect of interest on the Class A
       Adjusted Certificates, per $1,000 interest             $           4.998

B. Information Regarding the Performance of the Trust

   1.  Collections of Receivables
   ------------------------------

   a.  The aggregate amount of Collections of Receivables
       processed for the Due Period with respect to the
       current Distribution Date which were allocated in
       respect of the Investor Certificates of all Series     $2,303,550,148.05

   b.  The aggregate amount of Collections of Receivables
       processed for the Due Period with respect to the
       current Distribution Date which were allocated in
       respect of the Series 1997-U Certificates              $  152,300,836.44

   c.  The aggregate amount of Collections of Receivables
       processed for the Due Period with respect to the
       current Distribution Date which were allocated in
       respect of the Class A Certificates                    $  133,263,231.66

   d.  The amount of Collections of Receivables processed
       for the Due Period with respect to the current
       Distribution Date which were allocated in respect of
       the Class A Adjusted Certificates, per $1,000
       interest                                               $         333.158

   e.  The amount of Excess Spread for the Due Period with
       respect to the current Distribution Date               $    3,943,698.74

   f.  The amount of Reallocated Principal Collections for
       the Due Period with respect to the current
       Distribution Date allocated in respect of the Class A
       Certificates                                           $            0.00

   g.  The amount of Excess Finance Charge Collections
       allocated in respect of the Series 1997-U
       Certificates, if any                                   $            0.00
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                                                                  Series 1997-U

   h.  The amount of Excess Principal Collections allocated
       in respect of the Series 1997-U Certificates, if any  $              0.00

   2.  Receivables in Trust
   ------------------------

   a.  Aggregate Principal Receivables for the Due Period
       with respect to the current Distribution Date (which
       reflects the Principal Receivables represented by the
       Exchangeable Seller's Certificate and by the Investor
       Certificates of all Series)                           $14,948,586,259.11

   b.  The amount of Principal Receivables in the Trust
       represented by the Series 1997-U Certificates (the
       "Adjusted Invested Amount") for the Due Period with
       respect to the current Distribution Date              $   457,142,858.00

   c.  The amount of Principal Receivables in the Trust
       represented by the Class A Certificates (the "Class A
       Adjusted Invested Amount") for the Due Period with
       respect to the current Distribution Date              $   400,000,000.00

   d.  The Invested Amount for the Due Period with respect
       to the current Distribution Date                      $   457,142,858.00

   e.  The Class A Invested Amount for the Due Period with
       respect to the current Distribution Date              $   400,000,000.00

   f.  The Invested Percentage with respect to Finance
       Charge Receivables (including Interchange) and
       Defaulted Receivables for the Series 1997-U
       Certificates for the Due Period with respect to the
       current Distribution Date                                          3.058%

   g.  The Invested Percentage with respect to Principal
       Receivables for the Series 1997-U Certificates for
       the Due Period with respect to the current
       Distribution Date                                                  3.058%

   h.  The Class A Floating Percentage for the Due Period
       with respect to the current Distribution Date                     87.500%

   i.  The Class A Principal Percentage for the Due Period
       with respect to the current Distribution Date                     87.500%

   j.  The Collateral Floating Percentage for the Due Period
       with respect to the current Distribution Date                     12.500%

   k.  The Collateral Principal Percentage for the Due
       Period with respect to the current Distribution Date              12.500%

   3.  Delinquent Balances
   -----------------------

       The aggregate amount of outstanding balances in the
       Accounts which were 30 or more days delinquent as of
       the end of the Due Period for the current
       Distribution Date                                     $   710,517,966.74
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                                                                 Series  1997-U

   4.  Investor Default Amount
   ---------------------------

   a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1997-U Certificates (the "Investor Default Amount")

       1.  Investor Default Amount                                $2,791,770.72
       2.  Recoveries                                             $   80,796.90
       3.  Net Default Receivables                                $2,710,973.82

   b.  The Class A Investor Default Amount

       1.  Investor Default Amount                                $2,442,799.38
       2.  Recoveries                                             $   70,697.29
       3.  Net Default Receivables                                $2,372,102.09

   c.  The Collateral Investor Default Amount

       1.  Investor Default Amount                                $  348,971.34
       2.  Recoveries                                             $   10,099.61
       3.  Net Default Receivables                                $  338,871.73

   5.  Investor Charge-Offs.
   -------------------------

   a.  The amount of the Class A Adjusted Investor Charge-
       Offs per $1,000 interest after reimbursement of any
       such Class A Adjusted Investor Charge-Offs for the
       Due Period with respect to the current Distribution
       Date                                                       $        0.00

   b.  The amount attributable to Class A Adjusted Investor
       Charge-Offs, if any, by which the principal balance
       of the Class A Adjusted Certificates exceeds the Class
       A Adjusted Invested Amount as of the end of the day on
       the Record Date with respect to the current Distribution
       Date                                                       $        0.00

   c.  The amount of the Collateral Charge-Offs,if any, for
       the Due Period with respect to the current Distribution
       Date                                                       $        0.00

   6.  Monthly Servicing Fee
   -------------------------

   a.  The amount of the Monthly Servicing Fee payable from
       available funds by the Trust to the Servicer with
       respect to the current Distribution Date                   $   95,238.10

   b.  The amount of the Interchange Monthly Servicing Fee
       payable to the Servicer with respect to the current
       Distribution Date                                          $  476,190.48

   7.  Available Cash Collateral Amount
   ------------------------------------

   a  The amount, if any, withdrawn from the Cash Collateral
      Account for the current Distribution Date (the
      "Withdrawal Amount")                                        $        0.00

   b. The amount available to be withdrawn from the Cash
      Collateral Account as of the end of the day on the
      current Distribution Date, after giving effect to all
      withdrawals, deposits and payments to be made on such
      Distribution Date (the "Available Cash Collateral
      Amount" for the next Distribution Date)                     $4,571,429.00
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                                                                 Series:  1997-U

   c.  The amount as computed in 7.b as a percentage of
       the Class A Adjusted Invested Amount after giving
       effect to all reductions thereof on the current
       Distribution Date                                                  1.143%

   8.  Collateral Invested Amount
   ------------------------------

   a.  The Collateral Invested Amount for the current
       Distribution Date                                        $ 57,142,858.00

   b.  The Collateral Invested Amount after giving effect
       to all withdrawals, deposits, and payments on the
       current Distribution Date                                $ 57,142,858.00

   9.  Total Enhancement
   ---------------------

   a.  The total Enhancement for the current Distribution
       Date                                                     $ 61,714,287.00

   b.  The total Enhancement after giving effect to all
       withdrawals, deposits and payments on the current
       Distribution Date                                        $ 61,714,287.00

C.  The Pool Factor
-------------------

       The Pool Factor (which represents the ratio of the
       Class A Adjusted Invested Amount on the last day of
       the month ending on the Record Date adjusted for Class
       A Adjusted Investor Charge-Offs set forth in B.5.a
       above and for the distributions of principal set forth
       in A.2 above to the Class A Adjusted Initial Invested
       Amount). The amount of a Class A Adjusted
       Certificateholder's pro rata share of the Class A
       Adjusted Invested Amount can be determined by
       multiplying the original denomination of the holder's
       Class A Adjusted Certificate by the Pool Factor             100.00000000%


D.  Principal Funding Account
-----------------------------

   1.  The Principal Funding Investment Proceeds deposited in the Collection Account for the current Distribution
       Date to be treated as Class A Available Funds            $          0.00

   2.  The Excess Principal Funding Investment Proceeds for
       the current Distribution Date                            $          0.00

   3.  The Principal Funding Account Balance as of the end
       of the day on the current Distribution Date              $          0.00

   4.  The Deficit Controlled Accumulation Amount for the
       preceding Due Period                                     $          0.00

E.  Reserve Account
-------------------

   1.  The Reserve Draw Amount for the current Distribution
       Date                                                     $          0.00

   2.  The amount on deposit in the Reserve Account as of
       the end of the day on the current Distribution Date
       (the "Available Reserve Account Amount" for the next
       Distribution Date)                                       $          0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page








                              First USA Bank, National Association
                                as Servicer



                              By:   /s/ Tracie Klein
                                    ------------------------------
                                        TRACIE KLEIN
                              Title:    FIRST VICE PRESIDENT